                                                                   EXHIBIT 4-d-3

                       ROCKWELL INTERNATIONAL CORPORATION

                 RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                              ON NOVEMBER 6, 1996

 -  AMENDMENTS TO EMPLOYEE BENEFIT PLANS

               RESOLVED, that the amendments to each of the employee benefit plans of this Corporation listed below, as described in the Memorandum listed opposite the name of each such plan, a copy of each of which was presented to and ordered filed with the records of this meeting, be, and they hereby are, approved and adopted, effective as of the dates set forth in the respective Memorandum:

                   Plan                                     Memorandum
                   ----                                     ----------
          Rockwell International Corporation       Memorandum of Proposed
          Savings Plan                             Amendments to the Rockwell
                                                   International Corporation Savings Plan

          Rockwell International Corporation       Memorandum of Proposed
          Savings Plan for Certain Represented     Amendments to the Rockwell
          Hourly Employees                         Retirement Savings Plan for Certain
                                                   Represented Hourly Employees

          Rockwell Retirement Savings Plan for     Memorandum of Proposed
          Certain Employees                        Amendments to the Rockwell
                                                   Retirement Savings Plan for Certain
                                                   Employees

          Rockwell International Corporation       Memorandum of Proposed
          Asheville Employees Retirement           Amendments to Various Defined
          Savings Plan--Truck Axle Division        Contribution Plans

          Rockwell International Corporation       Memorandum of Proposed
          York Employees Retirement Savings        Amendments to Various Defined
          Plan--Truck Axle Division                Contribution Plans

          Rockwell International Corporation       Memorandum of Proposed
          Retirement Plan for Hourly               Amendments to Various Defined
          Employees--Gordonsville, Tennessee       Contribution Plans

          Rockwell International Corporation       Memorandum of Proposed
          Gordonsville, Tennessee Employees        Amendments to Various Defined
          Savings Plan                             Contribution Plans

       and further

               RESOLVED, that the officers of this Corporation be, and each of them hereby is, authorized and empowered to take, or cause to be taken, such actions and to execute and deliver, or cause to be executed and delivered, such instruments, certificates and other documents (including any application or request for approval to, and the making of any such other further amendments of a technical and nonsubstantive nature to any of the plans listed in the foregoing resolution as may be required by, the Internal Revenue Service), as may be appropriate to carry out the purpose and intent of the foregoing resolution; and further

                       MEMORANDUM OF PROPOSED AMENDMENTS
                                     TO THE
                       ROCKWELL INTERNATIONAL CORPORATION
                                  SAVINGS PLAN

Amend the Rockwell International Corporation Savings Plan (the "Plan"), effective as of the closing date of the transactions (the "A&D Transaction") described in the Agreement and Plan of Merger, dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing NA, Inc. to provide that occurrence of the said A&D Transaction will not constitute an event which would permit Participants to receive distributions from the Plan and to clarify the fact that occurrence of the said A&D Transaction will cause the Accounts of Plan Participants who, as a result of the A&D Transaction, are no longer Employees of the Corporation or an affiliate of the Corporation, to be fully vested and nonforfeitable.

(1) Amend the final sentence of subsection (a) of Section 5.010 to read as follows:

          Any Participant who is an A&D Employee who had less than five (5) years of Continuous Employment as of the closing date of the A&D Transaction shall be fully vested in the Units in his Company Contributions Account resulting from Company Contributions made prior thereto.

(2) Amend Section 5.040 by adding a new subsection (c) thereto, to read as follows:

          (c) Any other provision of this Plan to the contrary notwithstanding, Plan Participants (including, but not limited to, Participants who are A&D Employees) shall not be considered as having terminated employment and shall not, therefore, be eligible to receive distributions from the Plan as a result of the occurrence of the A&D Transaction. Participants shall, however, be permitted to make withdrawals from the Plan, if they are otherwise eligible to do so pursuant to the provisions of
               Article VI and shall be eligible for distributions from the Plan upon occurrence of any event permitting such distributions hereunder; provided, however, that A&D Employees shall be eligible for distributions upon their termination of employment from Boeing subsequent to the closing date of the A&D Transaction.

                       MEMORANDUM OF PROPOSED AMENDMENTS
                                     TO THE
                        ROCKWELL RETIREMENT SAVINGS PLAN
                             FOR CERTAIN EMPLOYEES

Amend the Rockwell Retirement Savings Plan for Certain Employees (the "Plan"), effective as of the closing date of the transactions (the "A&D Transaction") described in the Agreement and Plan of Merger, dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing NA, Inc. to put into effect certain of the provisions of that Agreement as they relate to this Plan and to cause all of the Plan Accounts of all Plan Participants as of the closing date of such A&D Transaction to be fully vested and nonforfeitable.

(1)   Add a new Preamble to the Plan, such new Preamble to read as follows:

          Pursuant to the provisions of the Agreement and Plan of Merger, dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing NA, Inc. and certain collateral documents related thereto (referred to collectively herein as the "A&D Agreement"), the role of sponsor of the Plan as of the closing date of the transaction described in such A&D Agreement (the "A&D Transaction") will be assumed by a newly-formed Rockwell International Corporation. In addition, the terms of the A&D Agreement provide that individuals who, prior to the closing date of the A&D Transaction were Eligible Employees of Rockwell International Corporation or its Affiliated Companies pursuant to the terms of this Plan prior to such Transaction, but who, as a result of the Transaction, are no longer Employees or Eligible Employees hereunder will be fully vested in their Account balances hereunder but will no longer be permitted to make contributions or have Company Contributions made on their behalf to the Plan following the closing date of the A&D Transaction.

(2) Amend Article I of the Plan by re-designating the present Sections 1.010 and 1.020, respectively, as Sections 1.020 and 1.025 and by inserting new Sections 1.005, 1.010 and 1.015, to read as follows:

          1.005 "A&D AGREEMENT" means the Agreement and Plan of Merger, dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing NA, Inc. and certain collateral documents related thereto.

          1.010 "A&D EMPLOYEE" means a person who, prior to the closing date of the A&D Transaction, was an Employee or Eligible Employee of the Company or an Affiliated Company as constituted under the terms of this Plan prior to such Transaction, but who, as a result of the Transaction, is no longer an Employee or Eligible Employee of the Company or an Affiliated Company.

          1.015 "A&D TRANSACTION" means the transaction described in and placed into effect pursuant to the A&D Agreement.

(3) Amend Article I of the Plan by adding a new Section 1.085 thereto, to read as follows:

          1.085 "BOEING" means The Boeing Company, a Delaware corporation and its affiliates, specifically including Boeing North American, Inc.

(4) Amend Sections 1.100 and 1.110 of the Plan in their entirety to read as follows:

          1.100 "COMMON STOCK" means the common stock, other than Class A Stock, of Rockwell International Corporation and, as of the closing date of the A&D Transaction, the common stock of The Boeing Company.

          1.110 "COMMON UNIT" means a Unit of Stock Fund A, Stock Fund B, Stock Fund C or Stock Fund D attributable to Common Stock.

(5) Amend Article I of the Plan by adding a new Section 1.385 thereto, such new Section to read as follows:

          1.385 "PARTICIPANT CONTRIBUTIONS" means a Participant's Compensation Deduction Contributions and Compensation Deferral Contributions.

(6) Amend Article I of the Plan by re-designating the present Section 1.470 as Section 1.465 and by adding new Sections 1.470 and 1.475 to the said Article, such new Sections to read as follows:

          1.470 "STOCK FUND C" means the fund established by the Trustee pursuant to Section 10.020(a)(vii).

          1.475 "STOCK FUND D" means the fund established by the Trustee pursuant to Section 10.020(a)(viii).

(7)   Amend Section 1.500 of the Plan in its entirety to read as follows:

          1.500 "TRUST FUND" means the fund, including the earnings thereon, held by the Trustee for all contributions made by Participants and the Company pursuant to the Plan. The Trust Fund shall be divided into a Diversified Fund, Fixed Income Fund, Guaranteed Return Fund, Intermediate Term Bond Fund, Stock Fund A, Stock Fund B and, effective as of the closing date of the A&D Transaction, Stock Fund C and Stock Fund D.

(8) Amend subsection (b) of Section 2.020 of the Plan in its entirety to read as follows:

          (b)    In addition to the elections and authorizations set forth in
                 (a), the Participant shall elect, as provided in Section 2.060, in which Investment Funds his Participant Contributions and, if applicable, his Transfer Contributions are to be invested; provided, however, that the Participant shall not be permitted to have his Participant Contributions and Transfer Contributions invested in Stock Funds A, C and D. Such investments shall be elected by the Participant among the Investment Funds in increments of five percent (5%), with the total of the elected percentage increments equaling one hundred percent (100%).


(9)   Amend Section 2.060 of the Plan in its entirety to read as follows:

          2.060 CHANGES IN INVESTMENT ELECTIONS. A Participant may make an Investment Fund election or change any previous Investment Fund election he has made hereunder regarding his Participant Contributions; provided, however, that the Participant shall not be permitted to elect to have investment of his Participant Contributions changed to Stock Funds A, C and D. Such an election or change of election may be made by the Participant once per calendar year quarter and shall be effective as of the last business day of the month in which the election or change of election is made.


(10) Amend subsections (a) and (b) of Section 2.070 in their entirety to read as follows:

          (a) A Participant may elect once in each calendar year quarter to have the whole or portions of the value of Units in one or more of the Investment Funds (other than Stock Fund B and the Guaranteed Return Fund), which Units are attributable to his Deferral, Deduction and Transfer Contributions under Section 2.020, transferred into, and then converted to Units of, one or more of the other Investment Funds (including Stock Fund B, but excluding the Guaranteed Return Fund). The Unit transfers and conversions described in the preceding sentence shall be effected on the first day of the calendar month immediately succeeding the month in which elected by the Participant and shall be in increments of 5% of the value of the Participant's Units in the transferring Fund(s).

          (b) In addition to the elections available under subsection (a), the following elections shall be available to eligible
                 Participants:

               (i) A Participant who has not attained age fifty-five (55) may elect once in each calendar year, by giving the Company notice of such election, to have ten percent (10%) of the total value of all Units (or 100% of such total value, if $25.00 or less) in Stock Fund B which are attributable to the Participant's Deferral, Deduction and Transfer Contributions transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return Fund.

               (ii) A Participant who is still an Employee and has attained age fifty-five (55), but not age sixty-five (65), may elect once in each calendar year, by giving the Company notice of such election, to have fifty percent (50%) of the total value of all Units (or 100% of such total value, if $25.00 or less) in Stock Fund B which are attributable to the Participant's Deferral, Deduction and Transfer Contributions transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return Fund; provided, however, that the Participant may not make an election under this paragraph (ii) during the same calendar year in which an election has been made under paragraph (i).

               (iii) A Participant who is still an Employee and has attained age sixty-five (65) or a Retiree of any age (including, for purposes of this paragraph, an individual who has retired from employment with Boeing) who has elected deferred distribution pursuant to Section 5.020(b) may elect once each calendar year quarter to have the total value or a portion (in 5% increments) of the total value of all Units in Stock Funds A, B and C which are attributable, respectively, to Company Contributions, Participant Contributions and Transfer Contributions transferred, in increments of five percent (5%), into any one or more of the Investment Funds, other than the Guaranteed Return Fund or Stock Fund B.

               (iv)  If, as a result of an election made pursuant to paragraph
                     (iii) by a Participant who is still an Employee, one hundred percent (100%) of the Participant's interest in Stock Fund A has been transferred to other Investment Funds, all subsequent Company Contributions, if any, made to the Participant's Company Contributions Account after the effective date of such election shall be made in cash and shall be invested in the same manner as are the investments described in Section 2.020(c). If less than one hundred percent (100%) of the Participant's interest in Stock Fund A has been so transferred, such Company Contributions shall continue to be made in the manner described in Section 3.010(b).

(11)  Amend Section 2.070 of the Plan by re-designating current subsections
      (c), (d) and (e) as subsections (e), (f) and (g), respectively; by re-designating current subsection (f) as subsection (c); and by adding a new subsection (d) to the said Section 2.070, such new subsection to read as follows:

          (d) A Participant with Units in Stock Fund D may elect once in each calendar year quarter, by giving the Plan Administrator notice of such election, to have the whole or portions of the value of Units in Stock Fund D, which Units are attributable to the Participant's own Participant Contributions and, if applicable, to his Transfer Contributions transferred into, and then converted to Units of, one or more of the Investment Funds (excluding Stock Fund B and the Guaranteed Return Fund). The Unit transfers and conversions described in the preceding sentence shall be effected on the first day of the calendar month immediately succeeding the month in which elected by the Participant and shall be in increments of 5% of the value of the Participant's Units in the said Stock Fund D.


(12) Amend the final sentence of Section 4.010 of the said Section, such sentence to read as follows:

          Such separate Accounts shall also contain sufficient information to permit, with respect to Stock Funds A, B, C and D, a determination of the number of Common Units and with respect to Stock Funds A and B, a determination of the number of Class A Units in such Participant's Account.

(13)  Amend subsections (a) and (b) of Section 4.020 to read as follows:

          (a) The interest of each Participant in the Investment Funds and in Stock Funds A, C and D (including that part of the Diversified Fund or the Fixed Income Fund resulting from Company Contributions) shall be represented by Units allocated to his Accounts. The value of each Unit shall be One Dollar ($1.00) for the contributions deposited on behalf of each Participant prior to the first Valuation Date following the effective date of the particular Fund.

          (b) Each contribution on behalf of a Participant to, or payment made to a Participant from, an Investment Fund or Stock Fund A, C or D shall result in a credit or charge to the Account representing his interest in such Fund or contract under his Company Contributions Account, Compensation Deferral Account, Supplemental Deferral Account, Compensation Deduction Account, Supplemental Deduction Account or Transfer Contribution Account, as applicable, and shall be equal to the number of Units contributed or paid, as the case may be.

(14) Amend subsection (a) of Section 5.010 by adding following sentence at the end of such subsection:

          The Company Contribution Account of a Participant who, as of the closing date of the A&D Transaction, is a member of the International Association of Machinists and Aerospace Workers, Local Lodge No. 281
          - Shreveport, Louisiana and who has less than five (5) years of Vesting Service as of the said closing date shall be fully vested in the Units in his Company Contributions Account resulting from Company Contributions made prior to the said A&D Transaction.

(15) Amend in its entirety paragraph (ii) of Section 5.020(b) of the Plan to read as follows:

          (ii) The amounts which a Participant or Beneficiary (in the case of the Participant's death) shall receive under paragraph (ii) shall be as follows:

               (A) With respect to Funds other than Stock Funds A, B, C and D, the Participant shall receive the full dollar balance of his Accounts in such Funds. Such balance shall be determined in the manner provided by Section 4.040, by reference to the value of Units in such Participant's Accounts on the Valuation Date coinciding with or immediately preceding:

                     (I) the date of the Participant's Retirement, Layoff or termination; or

                     (II) in the case of the Participant's death or disability, the date all documentation necessary to effect distribution from the Plan is received by the Plan Administrator.

               (B) With respect to Stock Funds A, B, C and D, the dollar balances in such Participant Accounts in such Funds as of the Valuation Date coinciding with or immediately preceding:

                     (I)  such Retirement, Layoff or termination; or

                     (II) in the case of the Participant's death or disability, the date all documentation necessary to effect distribution from the Plan is received by the Plan Administrator,

               (such balances to be determined in the manner provided by Section 4.040 separately by reference to the Common Units and any Class A Units in the Participant's Account on such Valuation Date and the respective Unit values on such Valuation Date) shall be applied to Common Stock, to the extent attributable to Common Units, and Class A Stock, to the extent attributable to Class A Units. The Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with the portion of such dollar balance attributable to the Common Units in his Account, and shares of Class A Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at such closing price with the portion, if any, of such dollar balance attributable to Class A Units, in his Account. The Participant shall be paid in cash the dollar amounts remaining in his Accounts in Stock Funds A, B, C and D after reduction of each such Account by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock and Class A Stock distributed to him and the dollar value of any contributions to Stock Fund A and Stock Fund B in respect of such Participant between such Valuation Date and the date of such Retirement, death, Layoff or termination.

(16) Amend Section 5.040 by adding a new subsection (c) thereto, to read as follows:

          (c) Any other provision of this Plan to the contrary notwithstanding, Plan Participants (including, but not limited to, Participants who are A&D Employees) shall not be considered as having terminated employment and shall not, therefore, be eligible to receive distributions from the Plan as a result of the occurrence of the A&D Transaction. Participants shall, however, be permitted to make withdrawals from the Plan, if they are otherwise eligible to do so pursuant to the provisions of
               Article VI and shall be eligible for distributions from the Plan upon occurrence of any event permitting such distributions hereunder; provided, however, that A&D Employees shall be eligible for distributions upon their termination of employment from Boeing subsequent to the closing date of the A&D Transaction.


(17) Amend in its entirety paragraph (ii) of Section 5.050(a) of the Plan to read as follows:

          (ii) With respect to Stock Funds B, C and D, the dollar balance or balances in such Participant's Accounts in such Funds, and with respect to Stock Fund A the vested portion of the dollar balance or balances in such Participant's Accounts in such Fund, both as of the Valuation Date immediately preceding such termination (such balance or balances to be determined in the manner provided by Section 4.040 separately by reference to the Common Units and any Class A Units in such Participant's Account on such Valuation Date and the value of each such Unit on such Valuation Date) shall each be applied to Common Stock to the extent attributable to Common Units and Class A Stock to the extent attributable to Class A Units. With respect to each such Fund, the Participant shall receive shares of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing on such Valuation Date (or, in the event such Valuation Date falls on a date on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding such Valuation Date) with such dollar balance (in the case of Stock Fund A, the vested portion of such dollar balance) attributable to the Common Units in his Account in such fund, and shares of Class A Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at such closing price with the portion, if any, of such dollar balance (in the case of Stock Fund A, the vested portion, if any, of such dollar balance) attributable to Class A Units in his Account in such Fund. The Participant shall be paid in cash the dollar amount remaining in his Account in Stock Funds B, C and D and in the vested portion of his Account in Stock Fund A after reduction by the value, based on such closing price, of the whole shares previously described. In addition, the Participant shall be paid in cash the amount of any cash dividends received since such Valuation Date attributable to the number of whole shares of Common Stock and Class A Stock distributed to him as described in this paragraph (ii).

(18) Amend subsections (a) and (b) of Section 6.040 of the Plan in their entirety to read as follows:

          (a) Withdrawals pursuant to Sections 6.010 and 6.020 shall be taken from the Employee's Accounts in the Investment Funds and Stock Fund D in a pro rata fashion, based upon the relative size of such Accounts. Any withdrawal from an Employee's Accounts in the Guaranteed Return Fund shall be taken in reverse sequence by withdrawing amounts from the Fund's Accounts in the contracts on a last-in first-out basis.

          (b) Notwithstanding the above subsection (a), an Employee may elect to have any such withdrawal taken:

               (i) first from the Employee's Accounts in Stock Funds B and D, with any additional withdrawal amount to be taken on a pro rata basis from the Employee's Accounts in the remaining Investment Funds other than Stock Fund B; or

               (ii) first on a pro rata basis from the Employee's Accounts in Investment Funds other than Stock Fund B, with any additional withdrawal amount to then be taken from the Employee's Accounts in Stock Funds B and D.

(19) Amend subsections (b) and (c) of Section 6.050 of the Plan in their entirety to read as follows:

          (b) Withdrawals pursuant to subsection (a) shall be taken from the Participant's Fund Accounts, as elected by the Participant, either:

               (i) first from his Accounts in Stock Funds B and D, with any additional withdrawal amount to be taken on a pro rata basis from the Employee's Accounts in the remaining Investment Funds other than Stock Fund B; or

               (ii) first on a pro rata basis from his Accounts in Investment Funds other than Stock Fund B, with any additional withdrawal amount to then be taken from his Accounts in Stock Funds B and D.

               Any withdrawal from the Participant's Accounts in the Guaranteed Return Fund shall be taken in reverse sequence by withdrawing amounts from the Fund's Account's in the contracts on a last-in first-out basis.

          (c) Withdrawals (including those from Stock Funds B and D) shall be in cash and for a minimum amount of $100. An Employee may not make a request for partial withdrawal within twenty-six (26) weeks of any prior request for partial withdrawal; provided, however, that this limitation upon the ability of an Employee to make a partial withdrawal (including hardship withdrawals pursuant to the provisions of subsection (a) of this Section) within twenty-six (26) weeks of any prior request for a partial withdrawal shall be waived by the Plan Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if such partial withdrawal is requested for a reason associated with financial need of the Employee resulting from the effects of such condition.

(20)  Amend subsection (a) of Section 10.020 of the Plan by adding paragraphs
      (vii) and (viii) thereto, to read as follows:

        (vii) Stock Fund C, consisting of Common Stock of Boeing otherwise receivable by Stock Fund A pursuant to the A&D Agreement and as a part of the A&D Transaction; provided, however, that any dividends or other income otherwise receivable by Stock Fund C shall be invested by the Trustee in the same manner as are Participant Contributions pursuant to Section 2.020(c), except that such dividends may not be invested in Stock Fund B; and

        (viii) Stock Fund D, consisting of Common Stock of Boeing otherwise receivable by Stock Fund B pursuant to the A&D Agreement and as a part of the A&D Transaction; provided, however, that any dividends or other income otherwise receivable by Stock Fund D shall be invested by the Trustee in the same manner as are Participant Contributions pursuant to Section 2.020(c), except that such dividends may not be invested in Stock Fund B.

(21) Amend paragraph (i) of Section 10.020(b) of the Plan in its entirety to read as follows:

          (i) The Plan Committee may from time to time direct the segregation of all or a portion of the Investment Funds, other than the Guaranteed Return Fund and Stock Fund B, and of Stock Funds C and D and shall appoint Investment Managers with respect to the portions of the Investment Funds so segregated. Any Investment Manager so appointed shall have full discretion to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Investment Manager's Account.

(22)  Effective as of the closing date of the A&D Transaction, amend paragraph
      (iii) of Section 10.020(b) of the Plan in its entirety to read as follows:

         (iii) The Trustee shall use all cash in Stock Fund A and Stock Fund B to purchase Common Stock of the Company. Any Class A Stock received by the Trustee as a Company Contribution or as a stock dividend or other distribution on shares of Common Stock or Class A Stock in Stock Fund A or Stock Fund B shall be retained as such except to the extent necessary to make cash payments from such fund as provided in the Plan. Any Boeing Common Stock received by the Trustee as a stock dividend or other distribution shall be sold by the Trustee on the open market. Rights, options, or warrants offered to purchase the Company's Common Stock or Class A Stock shall be exercised by the Trustee in its discretion but only to the extent that there is cash available in Stock Fund A and Stock Fund B for investment. To the extent they are not exercised, the same shall be sold on the open market. Rights, options, or warrants to purchase securities of the Company or its subsidiaries or affiliates, other than the Company's Common Stock or Class A Stock, or to purchase securities of Boeing shall be sold by the Trustee on the open market.

(23)  Amend Section 10.030 in its entirety to read as follows:

          10.030 DUTY OF TRUSTEE AS TO STOCK IN STOCK FUNDS.

          (a) Except as otherwise provided in this Section 10.030, the duty with respect to the voting, retention, and tendering of Common Stock held in Stock Funds A, B, C and D and Class A Stock held in Stock Funds A and B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

          (b) With respect to any matter as to which a vote of the outstanding shares of Common Stock or Class A Stock is solicited:

               (i) the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant's vested and non-vested shares of Common Stock held in or credited to Stock Fund A, B, C or D, or of shares of Class A Stock held in or credited to Stock Fund A or B, as of the record date fixed for determining the holders of Common Stock or Class A Stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

               (ii) the Trustee, in its sole discretion, shall exercise voting rights of shares of Common Stock held in Stock Fund A, B, C or D, or of shares of Class A Stock held in or credited to Stock Fund A or B, as to which no timely direction has been received pursuant to paragraph (i).

          (c)  In the event of any Tender Offer (as defined in Section 1.405):

               (i) the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of Common Stock held in Stock Fund A, B, C or D, or of Common Stock issuable on conversion of Class A Stock held in Stock Fund A or B as of the Tender Date with respect to such Participant and, except as limited by subsection (d) hereof, shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

               (ii) the Trustee, in its sole discretion, shall have the duty, except as limited by subsection (d) hereof, with respect to the retention, tendering or depositing of shares of Common Stock held in Stock Fund A, B, C or D or of Class A Stock held (including any shares of Common Stock issuable on conversion of Class A Stock held) in Stock Fund A or B as to which no timely direction has been received pursuant to paragraph (i);

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          (d)  Shares of Common Stock or Class A Stock held, and any shares of
               Common Stock issuable on conversion of Class A Stock held, in Stock Funds A and B, as well as shares of Common Stock held in Stock Funds C and D, shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:

               (i) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

               (ii) immediately preceding the expiration of the period during which such shares of Common Stock (including shares of Common Stock issuable on conversion of Class A Stock) or Class A Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

               (iii) the expiration of 30 days from the date of the Trustee's solicitation of Participants' written direction pursuant to subsection (c)(i).

          (e) The duty with respect to the withdrawal, or other exercise of any right of withdrawal, of shares of Common Stock held, and any shares of Common Stock issuable on conversion of Class A Stock held, in Stock Fund A or B, or of shares of Common Stock held in Stock Fund C or D, which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee; provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawal of, or other exercise of any right to withdraw, such shares of Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock, and if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant. As used herein, the term 'Tender Date' means the date on which the Trustee tenders or deposits any shares of the Common Stock (including shares of Common Stock issued on conversion of Class A Stock) or Class A Stock either representing the vested or non-vested interest of such Participant in Stock Fund A or credited to the Accounts in Stock Funds B, C and D of such Participant.

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